Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2 2019 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – July 25, 2019 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended June 30, 2019.

Total revenues were $150.2 million and rental revenues were $141.9 million, as compared to $142.0 million and $132.9 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $110.4 million and $31.5 million, respectively, compared to $105.8 million and $27.1 million, respectively, for the same period last year.

The Company realized net income of $14.1 million, or $0.31 per diluted share, in the second quarter of 2019. On an adjusted basis, second quarter net income was $18.2 million, or $0.41 per diluted share, as compared to adjusted net income of $15.9 million, or $0.35 per diluted share, for the second quarter of 2018. Adjusted EBITDA was $56.9 million and adjusted EBITDA margin was 37.9% for the second quarter of 2019.

Dividend

The Company’s Board of Directors declared a cash dividend of 27.5 cents per share, which will be paid on August 28, 2019 to shareholders of record as of August 14, 2019.

Second Quarter 2019 Highlights

•	Continued strong rental revenue growth in Tank & Pump Solutions (“T&P”) with a 16.3% year-over-year increase.

•	Drove healthy North American Storage Solutions (“SS”) rental revenue year-over-year growth of 7.1%.

•	Delivered year-over-year rate growth of 3.4% in SS and a mid-single digit increase for T&P.

•	Achieved strong average OEC utilization rates of 76.4% for SS and 73.5% for T&P.

•	Grew adjusted EBITDA 13.8%, year-over-year, and expanded adjusted EBITDA margin by 270 basis points to 37.9%.

•	Generated robust free cash flow of $38.7 million, an increase of $27.0 million year-over-year.

•	Increased return on capital employed to 9.5% as of June 30, 2019, which exceeds weighted average cost of capital and is a 190 basis point improvement from June 30, 2018.

•	Decreased leverage ratio to 3.8x as of June 30, 2019 from 4.2x as of December 31, 2018.

CEO Comments

Erik Olsson, Mobile Mini’s Chief Executive Officer, remarked, “The strong performance in the second quarter reflects the continued momentum we have created over the last several quarters by executing on our strategy from the solid platform we have built. In addition to very strong margin expansion we saw robust growth in revenues, adjusted EBITDA, and importantly, free cash flow. Especially notable is the continued strong rental revenue growth in our Tank & Pump segment, driven by both volume and rate, and as we continue to demonstrate our value proposition, we believe we will continue to grow this business with existing and new large customers. Our Storage Solutions business remains strong, driven by rate increases and healthy levels of demand in North America, where solid pending orders indicate healthy growth in the back half of the year. The cycle is still in our favor and our outlook remains very positive for the remainder of 2019.”

Mr. Olsson continued, “I am pleased to be transitioning into my role as Chairman of the Board following a record year in 2018 and another strong year well underway. Mobile Mini is a very different company than when I first joined. Today our strategy is to profitably grow our business by offering customers high quality products and services in two segments: containers and tanks. Because of our unmatched quality and service in these areas, we are able to command premium pricing, which improves both revenues and margins. We invest in long-lived steel-centric products with minimal maintenance requirements and short pay-back periods and drive sustainable growth by partnering with large customers across many industries that recognize the value of our unique scale and technology solutions. Combining this strategy with a culture of continuous improvement to drive operational efficiencies, we deliver shareholder value through strong cash flows and great returns. Our fundamentals today are very strong and I would like to personally thank the employees of Mobile Mini for their consistent dedication and hard work during this time.”

Conference Call

Mobile Mini will host a conference call later today, July 25th at 5 pm ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 198,000 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,700 units. Mobile Mini’s network is comprised of 155 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to grow our business with existing and new customers, as well as our ability to achieve healthy growth in the second half of the year, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$141,906	$—	$141,906	$132,887	$—	$132,887
Sales	8,135	—	8,135	8,881	—	8,881
Other	140	—	140	231	—	231

Total revenues	150,181	—	150,181	141,999	—	141,999

Costs and expenses:
Rental, selling and general expenses	95,735	(4,332)	91,403	89,271	—	89,271
Cost of sales	5,044	—	5,044	5,764	—	5,764
Restructuring expenses	—	—	—	1,195	(1,195)	—
Depreciation and amortization	18,135	—	18,135	17,192	—	17,192

Total costs and expenses	118,914	(4,332)	114,582	113,422	(1,195)	112,227

Income from operations	31,267	4,332	35,599	28,577	1,195	29,772
Other income (expense):
Interest expense	(10,592)	—	(10,592)	(10,093)	—	(10,093)
Foreign currency exchange	(167)	—	(167)	(21)	—	(21)

Income before income tax provision	20,508	4,332	24,840	18,463	1,195	19,658
Income tax provision	6,450	185	6,635	3,463	300	3,763

Net income	$14,058	$4,147	$18,205	$15,000	$895	$15,895

EBITDA/Adjusted EBITDA	$49,235		$56,907	$45,748		$49,987
EBITDA/Adjusted EBITDA as a percentage of total revenues	32.8%		37.9%	32.2%		35.2%
Earnings per share:
Basic	$0.32		$0.41	$0.34		$0.36
Diluted	0.31		0.41	0.33		0.35
Weighted average number of common and common share equivalents outstanding:
Basic	44,496		44,496	44,287		44,287
Diluted	44,750		44,750	45,091		45,091

(1)

Adjusted column for the three months ended June 30, 2019 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended June 30, 2019 include the following:

•

Reduction of rental, selling and general expenses to exclude $3.6 million of non-cash share-based compensation related to transition agreements for our Chief Executive Officer who is retiring as an employee of the Company and assuming the position of Chairman of the Board.

•	Reduction of rental, selling and general expenses to exclude $0.7 million of expenses related to potential acquisitions, along with the related tax effect.

(2)

Adjusted column for the three months ended June 30, 2018 excludes costs of $1.2 million related to restructuring that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$284,078	$—	$284,078	$265,225	$—	$265,225
Sales	15,358	—	15,358	16,984	—	16,984
Other	406	—	406	444	—	444

Total revenues	299,842	—	299,842	282,653	—	282,653

Costs and expenses:
Rental, selling and general expenses	187,969	(4,332)	183,637	178,269	—	178,269
Cost of sales	9,646	—	9,646	11,155	—	11,155
Restructuring expenses	—	—	—	1,306	(1,306)	—
Depreciation and amortization	35,470	—	35,470	34,015	—	34,015

Total costs and expenses	233,085	(4,332)	228,753	224,745	(1,306)	223,439

Income from operations	66,757	4,332	71,089	57,908	1,306	59,214
Other income (expense):
Interest income	—	—	—	6	—	6
Interest expense	(21,352)	—	(21,352)	(19,692)	—	(19,692)
Deferred financing costs write-off	(123)	123	—	—	—	—
Foreign currency exchange	(166)	—	(166)	45	—	45

Income before income tax provision	45,116	4,455	49,571	38,267	1,306	39,573
Income tax provision	12,973	217	13,190	8,412	328	8,740

Net income	$32,143	$4,238	$36,381	$29,855	$978	$30,833

EBITDA/Adjusted EBITDA	$102,061		$113,137	$91,974		$98,553
EBITDA/Adjusted EBITDA as a percentage of total revenues	34.0%		37.7%	32.5%		34.9%
Earnings per share:
Basic	$0.72		$0.82	$0.67		$0.70
Diluted	0.72		0.81	0.66		0.69
Weighted average number of common and common share equivalents outstanding:
Basic	44,472		44,472	44,251		44,251
Diluted	44,814		44,814	44,967		44,967

(1)

Adjusted column for the six months ended June 30, 2019 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the six-month period ended June 30, 2019 include the following:

•

Reduction of rental, selling and general expenses to exclude $3.6 million of non-cash share-based compensation related to transition agreements for our Chief Executive Officer who is retiring as an employee of the Company and assuming the position of Chairman of the Board.

•	Reduction of rental, selling and general expenses to exclude $0.7 million of expenses related to potential acquisitions, along with the related tax effect.

•	Exclusion of $0.1 million of deferred financing costs that were written off in conjunction with the amendment of our lines of credit.

(2)

Adjusted column for the six months ended June 30, 2018 excludes costs of $1.3 million related to restructuring that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2019	2018
As of June 30:
Stand-alone Storage Solutions locations	118	118
Stand-alone Tank & Pump Solutions locations	20	19
Combined Storage Solutions and Tank & Pump Solutions locations	17	18
Storage Solutions rental fleet units	198,000	216,200
Tank & Pump Solutions rental fleet units	12,700	12,600
Average utilization based on original equipment cost
Three months ended June 30:
Storage Solutions	76.4%	69.3%
Tank & Pump Solutions	73.5%	74.2%
Average utilization based on original equipment cost
Six months ended June 30:
Storage Solutions	76.7%	68.9%
Tank & Pump Solutions	73.8%	73.9%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$110,385	$31,521	$141,906	$105,790	$27,097	$132,887
Sales	6,771	1,364	8,135	7,350	1,531	8,881
Other	63	77	140	190	41	231

Total revenues	117,219	32,962	150,181	113,330	28,669	141,999

Costs and expenses:
Rental, selling and general expenses	70,725	20,678	91,403	70,303	18,968	89,271
Cost of sales	4,270	774	5,044	4,900	864	5,764
Depreciation and amortization	10,938	7,197	18,135	10,908	6,284	17,192

Total costs and expenses	85,933	28,649	114,582	86,111	26,116	112,227

Income from operations	$31,286	$4,313	$35,599	$27,219	$2,553	$29,772

Adjusted EBITDA	$45,269	$11,638	$56,907	$41,043	$8,944	$49,987
Adjusted EBITDA Margin	38.6%	35.3%	37.9%	36.2%	31.2%	35.2%

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$223,110	$60,968	$284,078	$212,654	$52,571	$265,225
Sales	12,548	2,810	15,358	14,089	2,895	16,984
Other	288	118	406	359	85	444

Total revenues	235,946	63,896	299,842	227,102	55,551	282,653

Costs and expenses:
Rental, selling and general expenses	143,351	40,286	183,637	141,127	37,142	178,269
Cost of sales	8,086	1,560	9,646	9,469	1,686	11,155
Depreciation and amortization	21,661	13,809	35,470	21,640	12,375	34,015

Total costs and expenses	173,098	55,655	228,753	172,236	51,203	223,439

Income from operations	$62,848	$8,241	$71,089	$54,866	$4,348	$59,214

Adjusted EBITDA	$90,697	$22,440	$113,137	$81,624	$16,929	$98,553
Adjusted EBITDA Margin	38.4%	35.1%	37.7%	35.9%	30.5%	34.9%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$4,687	$5,605
Receivables, net	106,694	130,233
Inventories	10,385	11,725
Rental fleet, net	951,696	929,090
Property, plant and equipment, net	150,025	154,254
Operating lease assets	96,883	—
Other assets	14,947	13,398
Intangibles, net	52,321	55,542
Goodwill	705,260	705,217

Total assets	$2,092,898	$2,005,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$32,190	$33,177
Accrued liabilities	71,621	88,136
Operating lease liabilities	98,687	—
Lines of credit	580,100	593,495
Obligations under finance leases	64,536	63,359
Senior notes, net	246,808	246,489
Deferred income taxes	180,308	170,139

Total liabilities	1,274,250	1,194,795

Stockholders’ equity:
Common stock	503	500
Additional paid-in capital	631,988	619,850
Retained earnings	418,073	410,641
Accumulated other comprehensive loss	(72,992)	(72,861)
Treasury stock	(158,924)	(147,861)

Total stockholders’ equity	818,648	810,269

Total liabilities and stockholders’ equity	$2,092,898	$2,005,064

Mobile Mini, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$32,143	$29,855
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	123	—
Provision for doubtful accounts	2,303	1,966
Amortization of deferred financing costs	940	1,030
Amortization of long-term liabilities	13	72
Share-based compensation expense	10,337	5,636
Depreciation and amortization	35,470	34,015
Gain on sale of rental fleet	(3,041)	(3,260)
Loss on disposal of property, plant and equipment	102	477
Deferred income taxes	10,086	7,253
Foreign currency exchange	166	(45)
Changes in certain assets and liabilities, net of effect of businesses acquired	11,910	(7,047)

Net cash provided by operating activities	100,552	69,952

Cash flows from investing activities:
Additions to rental fleet, excluding acquisitions	(46,397)	(38,476)
Proceeds from sale of rental fleet	7,054	7,677
Additions to property, plant and equipment, excluding acquisitions	(6,435)	(9,081)
Proceeds from sale of property, plant and equipment	133	467

Net cash used in investing activities	(45,645)	(39,413)

Cash flows from financing activities:
Net repayments under lines of credit	(13,395)	(16,630)
Deferred financing costs	(3,332)	—
Principal payments on finance lease obligations	(5,141)	(4,103)
Issuance of common stock	1,804	2,494
Dividend payments	(24,689)	(22,120)
Purchase of treasury stock	(11,063)	(540)

Net cash used in financing activities	(55,816)	(40,899)

Effect of exchange rate changes on cash	(9)	941

Net change in cash	(918)	(9,419)
Cash and cash equivalents at beginning of period	5,605	13,451

Cash and cash equivalents at end of period	$4,687	$4,032

Equipment and other acquired through finance lease obligations	$6,319	$6,450
Capital expenditures accrued or payable	6,528	7,190

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.
Adjusted EBITDA GAAP Reconciliations
(Unaudited)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$14,058	$15,000	$32,143	$29,855
Interest expense	10,592	10,093	21,352	19,692
Income tax provision	6,450	3,463	12,973	8,412
Depreciation and amortization	18,135	17,192	35,470	34,015
Deferred financing costs write-off	—	—	123	—

EBITDA	49,235	45,748	102,061	91,974
Share-based compensation expense	3,340	3,044	6,744	5,273
Restructuring expenses	—	1,195	—	1,306
Chief Executive Officer transition	3,593	—	3,593	—
Acquisition-related expenses	739	—	739	—

Adjusted EBITDA	$56,907	$49,987	$113,137	$98,553

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$61,769	$35,021	$100,552	$69,952
Interest paid	5,919	5,829	20,195	18,177
Income and franchise taxes paid	1,742	1,287	3,762	1,407
Share-based compensation expense, including restructuring expense	(6,933)	(3,407)	(10,337)	(5,636)
Gain on sale of rental fleet	1,616	1,727	3,041	3,260
Loss on disposal of property, plant and equipment	(84)	(143)	(102)	(477)
Changes in certain assets and liabilities, net of effect of businesses acquired	(14,794)	5,434	(15,050)	5,291

EBITDA	$49,235	$45,748	$102,061	$91,974

Mobile Mini, Inc.
Free Cash Flow GAAP Reconciliation
(Unaudited)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$61,769	$35,021	$100,552	$69,952

Additions to rental fleet, excluding acquisitions	(23,381)	(23,087)	(46,397)	(38,476)
Proceeds from sale of rental fleet	3,716	3,833	7,054	7,677
Additions to property, plant and equipment, excluding acquisitions	(3,516)	(4,329)	(6,435)	(9,081)
Proceeds from sale of property, plant and equipment	84	288	133	467

Net capital expenditures, excluding acquisitions	(23,097)	(23,295)	(45,645)	(39,413)

Free cash flow	$38,672	$11,726	$54,907	$30,539

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues and adjusted EBITDA for the three months ended June 30, 2019 were $1.1 million and $0.4 million higher than when calculated in accordance with GAAP.